Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q (the “Report”) which is being filed by Differential Brands Group Inc. for the period ended June 30, 2018, I, Michael Buckley, and, I, Bob Ross, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Differential Brands Group Inc.

August 14, 2018

OB R
/s/ MICHAEL BUCKLEY
Michael Buckley
Chief Executive Officer (Principal Executive Officer)
Differential Brands Group Inc.

/s/ BOB ROSS
Bob Ross
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Differential Brands Group Inc.

A signed original of this written statement required by Section 906 has been provided to Differential Brands Group Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.